EXHIBIT (j)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Post-Effective Amendment No. 114 to Registration Statement No. 33-572 on Form N-1A of our report dated November 15, 2007 relating to the financial statements and financial highlights of Eaton Vance Municipals Trust (the "Trust"), including Eaton Vance California Municipals Fund and Eaton Vance New York Municipals Fund appearing in the Annual Report on Form N-CSR of the Trust for the year ended September 30, 2007.

/s/ Deloitte & Touche LLP Boston, Massachusetts February 28, 2008